Exhibit 10.19

Translation

Application for Working Capital Loan Extensions for Loans from Laifeng County Small Business Loan Guarantee Company

Laifeng County Government:

Our Company has applied working capital loans from Laifeng County Small Business Loan Guarantee Company on March 14, 2013 (loan amount RMB 1.2 million), April 19, 2013 (loan amount RMB 3.5 million), and May 13, 2013 (loan amount RMB 3.5 million). The term of each loan is for one year, due on March 13, 2014, April 18, 2014, and May 12, 2014, respectively. Due to our working capital pressure, we’re having difficulties repay the above loans. To have our company function normal, not running into insolvency, we hereby request for one year loan extension for the above loans, and repay the above loans in 2015.

Regards,

Laifeng Anpulo (Group) Food Development Co., Ltd.
/s/ Laifeng Anpulo (Group) Food Development Co., Ltd.
March 27, 2014

Reply:

In consideration of your circumstances, I agree to extend your loans for another year.

Jun Xiang
/s/ Jun Xiang
County Head
April 12, 2014